Exhibit 4.9

THIRD PARTY
DEED OF TRUST, ASSIGNMENT AND SECURITY AGREEMENT

THIS THIRD PARTY DEED OF TRUST, ASSIGNMENT AND SECURITY AGREEMENT (“Deed of Trust”), dated as of                       , 2008, among LEE OIL COMPANY, INC., a Virginia corporation (“Grantor”),                                                                  (“Trustee”), and CHOICE FINANCIAL GROUP, a North Dakota state bank (“Beneficiary”), recites and provides:

WHEREAS, Grantor is the owner of fee simple title to certain real estate (including all improvements thereon and all easements and other real property rights belonging thereto) located in the Commonwealth of Virginia (the “Premises”), and more particularly described on Exhibit A attached hereto.

WHEREAS, Heartland, Inc., a Maryland corporation (“Borrower”) is the maker of a certain Promissory Note of even date herewith (the “Note”), payable to the order of Beneficiary, evidencing a loan (the “Loan”) in the principal amount of $3,250,000.00, with interest and payable as stated therein. The Note is made pursuant to a Loan Agreement of even date herewith (the “Loan Agreement”), between Borrower and Beneficiary and is secured by, among other things, this Deed of Trust and a security agreement of even date herewith (the “Security Agreement”), between Grantor and Beneficiary, and financing statements naming Grantor, as debtor and Beneficiary, as secured party (the “Financing Statements”). The Note is also secured by a Guaranty of even date herewith (the “Guaranty”). The Loan Agreement, the Note, this Deed of Trust, the Guaranty, the Security Agreement, the Financing Statements and all other documents and instruments evidencing and securing the indebtedness evidenced by the Note are sometimes hereinafter referred to collectively as the “Loan Documents.”

WHEREAS, the Loan is also secured by a lien on certain real property owned by Grantor and located in the Commonwealth of Virginia.

THIRD PARTY
DEED OF TRUST, ASSIGNMENT AND SECURITY AGREEMENT:

For and in consideration of Beneficiary making the Loan to Borrower, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Deed of Trust provides as follows:

1.             GRANTING OF LIEN. Grantor hereby grants and conveys the Premises to the Trustee, with general warranty of title but subject to all easements, conditions and restrictions of record insofar as they may lawfully affect the Premises as listed in Exhibit B attached hereto (the “Permitted Encumbrances”).

TOGETHER WITH (i) all improvements now or hereafter erected on the Premises (the “Improvements”); (ii) all carpeting, drapes, curtains, furnishings, appliances, furniture, floor covering, maintenance equipment, cleaning equipment, construction materials, fences, dynamos, partitions, lighting, heating, ventilating, air-conditioning, air and water cooling equipment, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, water heaters, stoves, ranges, ovens, dishwashers, all kitchen equipment, utensils, dishes, mirrors and mantels, furnaces, oil burners, elevators and motors, refrigerators, refrigeration plants or units, communications systems, transformers, electrical equipment, doors, storm and screen doors and windows, awnings and shades, parking lot lighting, trees, bushes and shrubs, and other equipment or fixtures owned by Grantor for location upon and use in the operation of the Improvements on the Premises of every description now owned or hereafter acquired; (iii) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds of or to any or all of the foregoing; (iv) all rights, privileges, hereditaments, easements, appurtenances, rents, insurance and condemnation proceeds, issues, profits, royalties and mineral, oil and gas rights now and hereafter in any way belonging or pertaining to the Premises or any Improvement thereon; (v) all of Grantor’s right, title and interest in and to any lease contract covering equipment or furnishings, or both, found in or about or appurtenant to, or used in connection with the use, operation or maintenance of, the Land or any building, structure or Improvement located thereon; and (vi) specifically excluding any trade fixtures owned by tenants, if any, of Grantor.

IN TRUST to secure the payment of the Note, together with any and all renewals, replacements, extensions, substitutions, modifications and consolidations thereof, and the payment of all sums under and, the performance of the covenants contained in, the Loan Documents and any modifications of the Loan Documents.

2.             ASSIGNMENT.

(a) Leases. To further secure payment of the Note and the performance by Borrower and Grantor of its other obligations under the Loan Documents and hereunder, Grantor hereby assigns, transfers and sets over to Beneficiary all leases and other contracts (the “Leases”) of or relating to the Premises, whether now existing or hereafter entered into and all rents, income, revenue, issues and profits (the “Rents and Profits”) now or hereafter arising from the Premises; provided however, that until the occurrence of an “Event of Default” (as hereinafter defined) and the election of Beneficiary to collect the Rents and Profits after such Event of Default, Grantor shall have a license (revocable by Beneficiary upon the occurrence of an Event of Default) to collect and dispose of the Rents and Profits without restriction, and provided further that this assignment shall not impose on Trustee or Beneficiary any of Grantor’s obligations under such Leases and contracts.

(b) Contracts. To further secure payment of the Note and the performance by Borrower and Grantor of its other obligations under the Loan Documents and hereunder, Grantor further assigns all insurance policies, contracts, permits, licenses or plans now or hereafter pertaining to, affecting or concerning the Premises including, without limitation, all rights accruing to Grantor from any and all contracts with all contractors, architects, engineers, managers, subcontractors or others relating to the design, development, construction, use, enjoyment, occupancy or operation of the improvements on or upon the Premises, including performance and materialmen’s bonds and any other related items.

Notwithstanding the provisions of Paragraph 2(b), Grantor assigns no policies, contracts, permits, licenses or plans that, as a matter of law, are not transferable or assignable.

3.             SECURITY AGREEMENT. This Deed of Trust shall serve as a security agreement in accordance with the applicable provisions of the Uniform Commercial Code as adopted by the Commonwealth of Virginia (the “UCC”). As to all personalty granted under this Deed of Trust, Beneficiary shall have all of the rights and remedies of a secured party under the UCC. The recordation of this Deed of Trust shall also constitute a fixture filing in accordance with the applicable provisions of the UCC.

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS. Grantor makes the following representations, warranties and covenants (and acknowledges that Beneficiary has relied upon those representations, warranties and covenants in making the Loan):

(a)           Deleted.

(b)           Deleted.

(c)           Deleted.

(d)           Secondary Financing Prohibited. Grantor shall not pledge, mortgage or encumber the Premises, or any part thereof or any interest therein, without the prior written consent of the Beneficiary.

(e)           Transfer of Premises or Interest in Grantor Prohibited. Grantor shall not sell, convey, transfer, assign or permit any sale, conveyance, transfer or assignment of the Premises or any part thereof or interest therein, by operation of law or otherwise, without the prior written consent of Beneficiary.

(f)            Leases. Grantor represents and warrants that Grantor shall duly and punctually perform all of the terms, conditions and covenants contained in the Leases to be kept, observed and performed by Grantor; that Grantor shall not sell, assign, transfer, mortgage or pledge any of the Rents and Profits, except as set forth in this Deed of Trust; and that no Rents or Profits becoming due subsequent to the date hereof have been collected, nor has payment of any of the same been anticipated, waived, released, discounted or otherwise discharged or compromised. Grantor agrees to act in good faith to enforce or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the tenants under the Leases. Grantor shall not, except with the prior written consent of Beneficiary, cancel, terminate or accept any surrender of the Leases; accept any prepayments for more than 30 days of installments of rent under any of the Leases; modify any of the terms, covenants and conditions of any of the Leases so as to reduce the terms thereof or the rental payments thereunder; enter into any new Leases of the Premises or any part thereof or change any renewal privileges contained in any of the Leases; agree in writing or otherwise to extinguish or limit any rights which it has under applicable law as a landlord against any tenant under any of the Leases. Notwithstanding the provisions of this paragraph 4(f), Grantor may enter into new Leases in the ordinary course of business for such portions of the Premises which are leased as of the date hereof provided such Leases are on terms and conditions that are customary and usual in leases of similar premises in the general vicinity of the affected portion of the Premises, and may, in accordance with sound business practices and for the purpose of increasing Grantor’s revenues, terminate (provided such termination is permitted under the terms of the applicable lease) or modify any of the Leases.

(g)           Good Condition. Grantor shall maintain the Premises and all other property (real or personal) subject to this Deed of Trust in good condition and repair and shall keep the appearance of the Premises attractive. Grantor shall not materially alter or demolish any building or other improvements on the Premises or any part thereof without the prior written consent of Beneficiary, in its sole discretion, and shall not commit or suffer any waste to the Premises or any part thereof and shall comply with all statutes, ordinances and requirements of any governmental authority relating to the Premises or any part thereof, or the Grantor’s operations thereon. Beneficiary may, at any time, cause an inspection to be made of the Premises or any part thereof by its representatives, and such representatives shall be permitted reasonable access to the Premises and every part thereof. If any such inspection shows the reasonable need of restoration, repairs or maintenance and the Beneficiary makes demand therefor, the Grantor shall proceed within 10 days after such demand has been made to effect such restoration, repairs and maintenance and shall expeditiously complete the same in a good and workmanlike manner to the satisfaction of the Beneficiary, free and clear of all mechanics’ and materialmen’ s liens.

(h)           Insurance. Grantor shall maintain all risk insurance, public liability and indemnity insurance, hazard insurance, business interruption insurance and insurance against such other hazards as Beneficiary may require, in its sole discretion, naming Beneficiary as an additional insured, in amounts, with insurers and under forms of policies (including standard noncontributing mortgagee clause unless otherwise required) satisfactory to the Beneficiary, in its sole discretion; shall deliver all such policies and, at least 30 days prior to their expiration dates, all renewals thereof to Beneficiary; and shall pay all premiums thereon. All such policies shall provide for 30 days’ written notice to Beneficiary prior to cancellation. Upon request by Beneficiary, if not paid by Borrower, Grantor shall pay to Beneficiary, in addition to all other amounts payable hereunder and under the Note, on the first day of each month, an amount equal to one-twelfth of the annual premiums for such insurance to be held by Beneficiary in a non-interest bearing account for the payment of such premiums. Grantor shall not permit any condition to exist on the Premises which would wholly or partially invalidate the insurance thereon. Beneficiary may on behalf of Grantor adjust and compromise any claims under such insurance and collect and receive proceeds thereof and is hereby irrevocably appointed attorney-in-fact for Grantor for such purposes. All Grantor’s rights, title and interest in and to all such policies are hereby assigned to Beneficiary, including unearned premiums on such policies. All proceeds from all insurance policies are absolutely assigned to Beneficiary and shall be made payable and delivered to Beneficiary for payment of any amounts owed by Borrower or Grantor to Beneficiary under any of the Loan Documents. Beneficiary shall not be obligated to see to the proper application of any amount paid over to Grantor and shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure.

(i)             Liens. Grantor shall keep the Premises free from liens which may have priority over the lien of this Deed of Trust, except liens for taxes not yet due and payable. Grantor shall pay all taxes and assessments levied against or which constitute liens on the Premises when they are due, but Grantor may appropriately and in good faith contest the levy of any such tax or assessment provided that it makes whatever provision for the protection of the Premises, including the payment of such tax or assessment, that Beneficiary may require. Receipts evidencing payment of any real estate tax or assessment that, if unpaid, would be past due that would constitute a lien or an inchoate lien on the Premises shall be delivered to the Beneficiary within 10 days of the Beneficiary’s request therefor. Upon request by Beneficiary, if not paid by Borrower, Grantor shall pay to Beneficiary, in addition to all other amounts payable hereunder and under the Note, on the first day of each month, an amount equal to one-twelfth of the annual real estate taxes on the Premises to be held by Beneficiary in a non-interest bearing account for the payment of such taxes.

(j)             Books and Records. Grantor shall maintain full and correct books and records in accordance with generally accepted accounting principles showing in detail the earnings and expenses relating to the Premises and each part thereof and shall permit representatives of Beneficiary to examine such books and records and all supporting vouchers and data at any time and from time to time as Beneficiary may reasonably request at the affected portion of the Premises or at such other place in the vicinity of the affected portion of the Premises as such books and records are customarily kept.

(k)            Condemnation. In the event that any proceedings to take the Premises or any part thereof by exercise of the power of eminent domain are undertaken or threatened, Grantor shall give Beneficiary prompt notice thereof. Any award made to Grantor shall be paid to Beneficiary, and Grantor hereby appoints Beneficiary its attorney-in-fact to receive and give all appropriate discharges for any such award. Any such award may, at the option of Beneficiary, be (i) applied to (A) the prepayment of the principal of the Note in inverse order of maturity of any installments thereof or (B) the payment of accrued interest, if any, and other costs under the Loan Documents, or (ii) released to Grantor in whole or in part upon conditions satisfactory to Beneficiary, in its sole discretion. Grantor hereby assigns all of Grantor’s rights, title and interest in and to all such awards to Beneficiary.

(l) Indemnity. Grantor shall protect, defend, indemnify and save harmless Trustee and Beneficiary from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys’ fees and expenses) imposed upon or incurred by or asserted against Trustee or Beneficiary by reason of (i) any failure on the part of Grantor to perform or comply with any of the covenants or conditions of this Deed of Trust; or (ii) the performance of any labor or services and furnishing of any materials or other property with respect to the Premises or any part thereof; or (ii) any alleged obligation or undertaking on Grantor’s part to perform or discharge any of the terms, covenants and conditions contained in any of the Leases; or (iii) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof. Any amounts payable to Beneficiary under this paragraph which are not paid within 10 days after written demand therefor by Beneficiary shall bear interest at the interest rate provided in the Note. In the event any action, suit or proceeding is brought against Trustee or at the request of Beneficiary by reason of any such occurrence, Grantor, upon the request of Beneficiary, will at Grantor’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel designated by Grantor and approved by Beneficiary. Grantor’s obligations to defend, indemnify and hold Beneficiary harmless hereunder shall survive payment of the Loan, and all other amounts owed under the Loan Documents and satisfaction or foreclosure of this Deed of Trust.

5.              EVENT OF DEFAULT. Each of the following shall be an event of default (an “Event of Default”) hereunder:

(a) If any payment under the Note is not made on the due date and in the manner specified therein.

(b) If any representation made by Grantor in this Deed of Trust is untrue in any material respect, or if Grantor fails to comply with any warranty or covenant set forth in this Deed of Trust, and such default continues for fifteen (15) days after Beneficiary has given Grantor written notice thereof (or, if such default cannot reasonably be cured within such 15-day period, then such longer period as is required to cure the default, but in no event more than forty-five (45) days).

(c) If a default occurs under any of the Loan Documents, after expiration of the applicable cure period, if any.

6.             REMEDIES.

(a)             Acceleration; Possession; Sale by Trustee. Upon the occurrence of an Event of Default, Beneficiary may, at its option and without further notice (unless specifically required by applicable law), declare the Note immediately due and payable and have Trustee (or another person or entity designated by the Beneficiary) take possession of the Premises or any part thereof and proceed to sell the Premises or any part thereof, as a whole or in parcels, at public auction, for cash or credit and upon such other terms Trustee shall deem appropriate. Before such sale at public auction is made, there shall first be advertisement of the time, place and terms of sale at least four times in some newspaper published or having a general circulation in the County or City in which the Premises or any part thereof is located, and there shall be given, at least fourteen (14) days prior to such sale, written notice of the time, place and terms of sale by certified or registered mail to the then owner of the Premises or any portion thereof at its last known address, as such owner and address appear on the records of Beneficiary. Beneficiary may become the purchaser of the property so sold and no purchaser shall be required to see to the proper application of the purchase money, except as otherwise provided in section 58.1-3340 of the Code of Virginia (1950), as amended. The proceeds of any such sale shall be applied in accordance with the provisions of Section 55-59.4 of the Code of Virginia (1950), as amended.

(b)             Surrender of the Premises; Right to Operate. Upon any Event of Default, Trustee (or other person or entity designated by the Beneficiary), at the request of Beneficiary, shall have the absolute right to enter the Premises or any part thereof and take possession thereof, and Grantor agrees to surrender the Premises or any part thereof promptly upon demand. Trustee (or such other designee) shall have all rights necessary to operate the Premises or any part thereof (either by themselves or through agents appointed by them), including but not limited to the following:

(i) manage and operate the Premises, or any part thereof;

(ii) lease any part or parts of the Premises for such periods of time, and upon such terms and conditions as Trustee may, in their discretion, deem proper;

(iii) enforce any of the Leases;

(iv) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents and Profits that may then or may thereafter become due, owing or payable with respect to the Premises, or any part thereof, from any present or future lessees, tenants, subtenants or occupants thereof;

(v) institute, prosecute to completion or compromise and settle, all summary proceedings and actions for rent or for removing any and all lessees, tenants, subtenants or occupants of the Premises or any part or parts thereof;

(vi) enforce or enjoin or restrain the violation of any of the terms, provisions and conditions of any of the Leases;

(vii) make such repairs and alterations to the Premises or any part thereof as Trustee (or such other designee of the Beneficiary) may in their discretion, deem proper;

(viii) pay from and out of the Rents and Profits collected or from or out of any other funds except tenant’s security deposits under the Leases, insurance premiums and any taxes, assessments, water rates, sewer rates, or other governmental charges levied, assessed or imposed against the Premises, or any portion thereof, and also any and all other charges, costs and expenses which it may deem necessary or advisable for Trustee to pay in the management or operation of the Premises or any part thereof including (without limiting the generality of any rights, powers, privileges and authority hereinbefore or hereinafter conferred) the costs of such repairs and alterations, commissions for renting the Premises, or any portions thereof, and legal expenses in enforcing claims, preparing papers or for any other services that may be required; and

(ix) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Premises, or any part thereof, as fully as Grantor might do.

(c)             Personal Property. Upon any Event of Default in the performance of the covenants contained herein, Beneficiary, pursuant to the UCC, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real estate. The parties agree that, in the event Beneficiary elects to proceed with respect to personal property separately from the real property, the requirement of the UCC as to reasonable notice of any proposed sale or disposition of the personal property shall be met if such notice is mailed to Grantor at least ten (10) days prior to the time of such sale or disposition.

(d)             Right to Cure. Upon any Event of Default in the performance of the covenants contained herein, Beneficiary shall have the right, but shall not be obligated, to enter the Premises, or any part thereof, if necessary, and cure any default in regard to the Premises, or any part thereof, and all costs thereof shall be secured by this Deed of Trust and shall be paid, together with interest thereon at the interest rate specified in the Note, by Grantor to the Beneficiary upon demand therefor. The performance of any such covenant by Beneficiary, however, shall not be deemed a waiver of default.

(e)             Remedies Cumulative. No right, power or remedy conferred upon or reserved to Beneficiary or the Trustee by this Deed of Trust is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

7.             TRUSTEE. All reasonable expenses, charges, counsel fees and other disbursements incurred by Trustee in and about the administration and execution of the trust hereby created, and the performance of their duties and powers hereunder, shall be secured by this Deed of Trust, and shall bear interest at the same interest rate set forth in the Note. Trustee may exercise all the rights and powers of the Trustee hereunder. Pursuant to the provisions of Section 26-49 of the Code of Virginia (1950), as amended, or any successor provision, Beneficiary, with or without cause, is hereby authorized and empowered to substitute and appoint, by an instrument recorded wherever this Deed of Trust is recorded, a trustee in the place of any of the trustees hereunder.

8.             RELEASE. Grantor shall have no right to demand and obtain from Trustee a release of any portion of the Premises from the lien of this Deed of Trust except by the payment in full of the Note and all other amounts owed to Beneficiary under this Deed of Trust and/or any of the Loan Documents.

9.             HAZARDOUS SUBSTANCES.

(a)             Condition of Premises. To the best of Grantor’s knowledge, there does not exist in or under the Premises any pollutant, toxic or hazardous waste or substance, or any other material the release or disposal of which is regulated by any law, regulation, ordinance or code related to pollution or environmental contamination. Grantor represents that it has received no summons, citations, directives, letters or other communications, written or oral, from any federal, state or local agency or department concerning the storing, releasing, pumping, pouring, emitting, emptying or dumping of any pollutant, toxic or hazardous waste or substance on the Premises.

(b)            No Hazards. Grantor covenants and agrees that it shall not, nor shall it permit others to, use the Premises for the business of generating, transporting, storing, treating or disposing of any pollutant, toxic or hazardous waste or substance, nor shall it either take or fail to take any action which may result in a release of any hazardous substance from or onto the Premises. Notwithstanding the foregoing, tenants shall be entitled to store, use and dispose of hazardous materials at the Premises in the ordinary course of their business provided such storage, use and disposal is in accordance with all applicable local, state and federal laws, rules and regulations. In addition to all rights of access granted Beneficiary herein, so long as amounts are owed to Beneficiary under the Note, this Deed of Trust or any Loan Documents, Beneficiary, or any authorized agent, contractor or representative of Beneficiary, is hereby irrevocably authorized to enter upon the Premises at any time and from time to time for the purpose of performing inspections, taking soil borings or other borings, or conducting any other tests or procedures on, in or about the Premises as Beneficiary deems necessary or appropriate to determine whether any hazardous or toxic substances, including without limitation asbestos or PCBs, are present on, under or about the Premises.

(c)            Indemnity. Grantor agrees to defend, indemnify and to hold Beneficiary harmless from any and all claims, causes of action, damages, penalties, and costs (including, but not limited to, attorneys’ fees, consultants’ fees and related expenses) which may be asserted against, or incurred by, Beneficiary resulting from or due to release of any hazardous substance or waste on the Premises or arising out of any injury to human health or the environment by reason of the condition of or past activity upon the Premises. Grantor’s duty to indemnify and hold harmless includes, but is not limited to, proceedings or actions commenced by any person (including, but not limited to, any federal, state, or local governmental agency or entity) before any court or administrative agency. Grantor further agrees that pursuant to its duty to indemnify under this section, Grantor shall indemnify Beneficiary against all expenses incurred by Beneficiary as they become due and not waiting for the ultimate outcome of the litigation or administrative proceeding. Grantor’s obligations to defend, indemnify and hold Beneficiary harmless hereunder shall survive payment of the Loan, and all other amounts owed under the Loan Documents and satisfaction or foreclosure of this Deed of Trust.

10.           MISCELLANEOUS.

(a)             Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall bind Grantor and its successors and assigns and inure to the benefit of the successors and assigns of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.

(b)             Extension; Forbearance; Other Indulgences. Beneficiary and Trustee (with the written permission of Beneficiary) may grant any extension, forbearance or other indulgence, may release any part of the Premises from the lien hereof and may release any person from liability without affecting the personal liability of any other person for payment of indebtedness secured hereby or the lien hereof.

(c)             Governing Law. This Deed of Trust shall be construed according to the laws of the Commonwealth of Virginia.

(d)             Notices. All written notices hereunder shall be by certified or registered mail, postage prepaid, or delivered in person addressed to the party for whom intended, any party shall have the right to change its address for notice by giving notice hereunder, including the right to specify a person to whose attention notices shall be directed and shall also have the right by giving notice hereunder to require that copies of any notice be given to not more than two additional persons or addresses. Any notice sent by registered or certified mail shall be deemed given on the date of receipt as shown on the return receipt and any notice given by personal delivery to an officer of a party shall be deemed given on the date of receipt as evidenced by such officer’s signed receipt; provided, however, that if any party shall refuse to accept delivery of any notice so sent by registered or certified mail or personally tendered to an officer, such notice shall be deemed given when tendered for delivery.

If to the Beneficiary at:                                        Choice Financial Group
1697 42nd Street
Grand Forks, North Dakota 58201

If to the Grantor, at:                                              Lee Oil Company, Inc.

If to the Trustee at:

(e)             Further Assurances. Grantor covenants and agrees to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the request of Beneficiary, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Beneficiary for the purpose of facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents.

(f)             Severability. If any term, covenant or condition of this Deed of Trust, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Deed of Trust, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

(g)             Captions; Gender; Number. The captions hereof are for convenience of reference only and shall neither limit nor enlarge the provisions hereof. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders. The singular shall include the plural and vice versa unless the context specifically requires otherwise.

(h)             Indemnification. Grantor shall protect, defend, indemnify and save harmless Trustee and Beneficiary from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Trustee or Beneficiary in connection with the Premises, or any part thereof, the Loan, the Loan Documents or any related matter. Grantor’s obligations to defend, indemnify and hold Beneficiary harmless hereunder shall survive payment of the Loan, and all other amounts owed under the Loan Documents and satisfaction or foreclosure of this Deed of Trust.

(i) Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

[signature page to follow]

IN WITNESS WHEREOF, Grantor has caused this Third Party Deed of Trust, Assignment and Security Agreement to be executed in its name by its duly authorized representatives.

LEE OIL COMPANY, INC.

By:
Its

STATE OF                                            )
) ss
COUNTY OF                                         )

The foregoing instrument was acknowledged before me this ___ day of                                   , 2008, by                                            , the                                                 of Lee Oil Company, Inc., a Virginia corporation, on behalf of the corporation.

Notary Public

THIS DOCUMENT PREPARED BY:

Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402

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EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT B
PERMITTED ENCUMBRANCES